March 2022

Pricing Supplement

Dated March 16, 2022

Registration Statement No. 333-253432

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated March 4, 2022,

Index Supplement dated February 24, 2021

and Product Supplement dated February 24, 2021)

Structured Investments

Opportunities in U.S. Equities

Capped Performance Leveraged Upside SecuritiesSM (Capped PLUSSM) due July 6, 2023

$1,100,450 Based on the Performance of the Russell 2000® Index

Principal at Risk Securities

The Capped Performance Leveraged Upside SecuritiesSM (the “Capped PLUS”) offer leveraged exposure to the performance of the Russell 2000® Index (the “underlying index”). The Capped PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying index. At maturity, if the closing level of the underlying index on the valuation date (the “final level”) is less than the initial level, the investor is fully exposed to a loss of their initial investment that is proportionate to the percentage change of the underlying index from the initial level to the final level (the “underlying return”). At maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying index, subject to the maximum payment at maturity. Accordingly, the Capped PLUS do not guarantee any return of principal at maturity and you could lose some or all of your initial investment. The Capped PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Capped PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Capped PLUS and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch (“UBS”)
Underlying index:	Russell 2000® Index (Bloomberg Ticker: “RTY”)
Aggregate principal amount:	$1,100,450
Stated principal amount:	$10 per Capped PLUS
Issue price:	$10 per Capped PLUS (see “Commissions and issue price” below)
Denominations:	$10 per Capped PLUS and integral multiples thereof
Interest:	None
Pricing date:	March 16, 2022, subject to postponement in the event of a market disruption event as described in the accompanying product supplement.
Original issue date:	March 21, 2022 (3 business days after the pricing date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capped PLUS on any date prior to two business days before delivery will be required, by virtue of the fact that the Capped PLUS will settle in three business days (T + 3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Valuation date:	June 30, 2023 (approximately 15 months after the pricing date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement.
Maturity date:	July 6, 2023 (3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪      If the underlying return is positive:
The lesser of (a) $10.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.
In no event will the payment at maturity exceed the maximum payment at maturity.

▪      If the underlying return is zero:
The Stated Principal Amount of $10.00

▪      If the underlying return is negative:
$10.00 + ($10.00 × Underlying Return)
Accordingly, if the underlying return is negative, you will lose a percentage of your stated principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula: (Final Level - Initial Level) / Initial Level
Leveraged upside payment:	$10 × Leverage Factor × Underlying Return
Maximum gain:	22.00%
Initial level:	2,030.720, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	3.0
Maximum payment at maturity:	$12.20 per Capped PLUS, which is equal to $10.00 + ($10.00 × Maximum Gain)
CUSIP/ISIN:	90290V739 / US90290V7394
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Capped PLUS:	100.00%	1.75%(a) + 0.50%(b) 2.25%	97.75%
Total:	$1,100,450.00	$24,760.13	$1,075,689.87
(1)

UBS Securities LLC has agreed to purchase from UBS AG the Capped PLUS at the price to public less a fee of $0.225 per $10.00 stated principal amount of Capped PLUS. UBS Securities LLC has agreed to resell all of the Capped PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.175 per $10.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the Capped PLUS as of the pricing date is $9.694. The estimated initial value of the Capped PLUS was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Capped PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” on pages 16 and 17 herein.

Notice to investors: the Capped PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Capped PLUS at maturity, and the Capped PLUS have the same downside market risk as that of the underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Capped PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Capped PLUS.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 herein and under “Risk Factors” beginning on page PS-9 of the product supplement before purchasing any Capped PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Capped PLUS. You may lose some or all of your initial investment in the Capped PLUS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Capped PLUS or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Capped PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated February 24, 2021	Index supplement dated February 24, 2021	Prospectus dated March 4, 2022

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Additional Information about UBS and the Capped PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement for various securities we may offer, including the Capped PLUS) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. When you read the product supplement and index supplement, please note that all references to the prospectus dated February 24, 2021, or to any sections therein, should refer instead to the prospectus dated March 4, 2022, or to the corresponding sections in that prospectus, unless otherwise specified or the context otherwise requires. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Product supplement dated February 24, 2021:
http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm

Index supplement dated February 24, 2021:
http://www.sec.gov/Archives/edgar/data/1114446/000091412121001040/ub55690071-424b2.htm

Prospectus dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/1114446/000119312522066322/d319986d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Capped PLUS” refers to the Capped Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated March 4, 2022, references to the “accompanying index supplement” mean the UBS index supplement, dated February 24, 2021 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 24, 2021.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Capped PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Capped PLUS prior to their issuance. In the event of any changes to the terms of the Capped PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

March 2022	Page 3

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Investment Overview

Capped Performance Leveraged Upside Securities

The Capped PLUS Based on the Performance of the Russell 2000® Index due July 6, 2023 can be used:

▪	As an alternative to direct exposure to the underlying index that enhances the return for a certain range of positive performance of the underlying index; however, by investing in the Capped PLUS, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “index constituent stocks”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the underlying index beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
▪	To enhance returns and potentially outperform the underlying index in a moderately bullish scenario.
▪	To achieve similar levels of upside exposure to the underlying index as that of a hypothetical direct investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 15 months
Leverage factor:	3.0
Maximum payment at maturity:	$12.20 per Capped PLUS, which is equal to $10.00 + ($10.00 × Maximum Gain)
Maximum gain:	22.00%
Interest:	None
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the Capped PLUS.
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the Capped PLUS to leverage returns by a factor of 3.0, up to the maximum gain. At maturity, investors will receive an amount in cash based upon the underlying return. Investors may lose all of their initial investment in the Capped PLUS.

Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks and the Capped PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Leveraged Performance	The Capped PLUS offer investors an opportunity to capture enhanced returns relative to a hypothetical direct investment in the underlying index or the index constituent stocks, within a certain range of positive performance.

Upside Scenario	If the underlying return is positive, at maturity, the Capped PLUS redeem for the lesser of (a) the stated principal amount of $10.00 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	If the underlying return is zero, at maturity you will receive the stated principal amount.

Downside Scenario	If the underlying return is negative, at maturity you will receive less than the stated principal amount, if anything, resulting in a percentage loss of your initial investment equal to the underlying return. For example, if the underlying return is -35%, each Capped PLUS will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the Capped PLUS and you could lose all of your initial investment.

March 2022	Page 4

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Investor Suitability

The Capped PLUS may be suitable for you if:

■	You fully understand the risks of an investment in the Capped PLUS, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of some or all of your investment and are willing to make an investment that has the same downside market risk as that of a hypothetical investment in the underlying index or the index constituent stocks.
■	You believe that the final level of the underlying index will be greater than the initial level and, if the final level is less than the initial level, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.
■	You believe that the level of the underlying index will appreciate over the term of the Capped PLUS, and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the Capped PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■

You understand and accept that your potential return on the Capped PLUS is limited to the maximum gain and you are willing to invest in the Capped PLUS based on the maximum payment at maturity indicated on the cover hereof.

■	You do not seek current income from your investment and are willing to forgo any dividends paid on any index constituent stocks.
■	You are willing and able to hold the Capped PLUS to maturity, a term of approximately 15 months, and accept that there may be little or no secondary market for the Capped PLUS.
■	You understand and are willing to accept the risks associated with the underlying index.
■	You are willing to assume the credit risk of UBS for all payments under the Capped PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the Capped PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Capped PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Capped PLUS may not be suitable for you if:

■	You do not fully understand the risks of an investment in the Capped PLUS, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that has the same downside market risk as that of a hypothetical direct investment in the underlying index or the index constituent stocks.
■	You believe that the final level of the underlying index will be less than the initial level, or you believe that the underlying return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof.
■	You seek an investment that has an unlimited return potential or you are unwilling to invest in the Capped PLUS based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the Capped PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.
■	You seek current income from your investment or prefer to receive the dividends paid on the index constituent stocks.
■	You are unable or unwilling to hold the Capped PLUS to maturity, a term of approximately 15 months, or seek an investment for which there will be an active secondary market.
■	You do not understand or are not willing to accept the risks associated with the underlying index.
■	You are not willing to assume the credit risk of UBS for all payments under the Capped PLUS, including any repayment of principal.

March 2022	Page 5

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Fact Sheet

The Capped PLUS offered are unsubordinated, unsecured debt obligations issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each Capped PLUS that the investor holds an amount in cash, if anything, that may be greater than, equal to or less than the stated principal amount based upon the underlying return and whether the final level is greater than, equal to or less than the initial level. The Capped PLUS do not guarantee any return of principal at maturity and investors may lose all of their initial investment in the Capped PLUS. All payments on the Capped PLUS are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the Capped PLUS and, in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
March 16, 2022	March 21, 2022 (3 business days after the pricing date)	June 30, 2023 (approximately 15 months after the pricing date)	July 6, 2023 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG London Branch
Underlying index:	Russell 2000® Index
Aggregate principal amount:	$1,100,450
Stated principal amount:	$10.00 per Capped PLUS
Issue price:	$10.00 per Capped PLUS
Denominations:	$10.00 per Capped PLUS and integral multiples thereof
Interest:	None
Payment at maturity:	▪	If the underlying return is positive:
The lesser of (a) $10.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the underlying return is zero: The Stated Principal Amount of $10.00
▪ If the underlying return is negative:
$10.00 + ($10.00 × Underlying Return)
Accordingly, if the underlying return is negative, you will lose a percentage of your stated principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.
Underlying return:	The quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula: (Final Level - Initial Level) / Initial Level
Leveraged upside payment:	$10.00 × Leverage Factor × Underlying Return
Initial level:	2,030.720, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	3.0
Maximum payment at maturity:	$12.20 per Capped PLUS, which is equal to $10.00 + ($10.00 × Maximum Gain)
Maximum gain:	22.00%
Risk factors:	Please see “Risk Factors” herein

March 2022	Page 6

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
General Information
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communication network.
CUSIP/ISIN:	90290V739 / US90290V7394
Tax considerations:	The U.S. federal income tax consequences of your investment in the Capped PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Capped PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Capped PLUS, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Capped PLUS, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Capped PLUS as prepaid derivative contracts with respect to the underlying index. If your Capped PLUS are so treated, you should generally recognize gain or loss upon the taxable disposition of your Capped PLUS. Such gain or loss should generally be long-term capital gain or loss if you hold your Capped PLUS for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Capped PLUS.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Capped PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Capped PLUS, it is possible that your Capped PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Capped PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Capped PLUS. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Capped PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Capped PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with

March 2022	Page 7

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

respect to the Capped PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Capped PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Capped PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Capped PLUS if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Capped PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of any index constituent stock (an “index constituent stock issuer”) would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Capped PLUS should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the Capped PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Capped PLUS upon a taxable disposition of the Capped PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent issuer as a USRPHC and the Capped PLUS as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the Capped PLUS are not “delta-one” with respect to the underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the Capped PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Capped PLUS are set. If withholding is required, we will not make payments of

March 2022	Page 8

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Capped PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying index, index constituent stocks or your Capped PLUS, and following such occurrence your Capped PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Capped PLUS under these rules if you enter, or have entered, into certain other transactions in respect of the underlying index, index constituent stocks or the Capped PLUS. If you enter, or have entered, into other transactions in respect of the underlying index, index constituent stocks or the Capped PLUS, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Capped PLUS in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Capped PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Capped PLUS.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the Capped PLUS is unclear, it is possible that any payment with respect to the Capped PLUS could be subject to the FATCA rules. If withholding applies to the Capped PLUS, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the Capped PLUS.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Capped PLUS purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Capped PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Capped PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Capped PLUS.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Capped PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the Capped PLUS for the purposes we describe in the accompanying prospectus under "Use of Proceeds." We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Capped PLUS as described below.

In connection with the sale of the Capped PLUS, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or

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option transactions on the underlying index or index constituent stocks, or purchases and sales of Capped PLUS, in each case before, on and/or after the pricing date of the Capped PLUS. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.
We and/or our affiliates may acquire a long or short position in securities similar to the Capped PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the Capped PLUS from time to time and payment on the Capped PLUS at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the Capped PLUS specified on the front cover of this document at the price to public less a fee of $0.225 per $10.00 stated principal amount of Capped PLUS. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.225 reflecting a fixed sales commission of $0.175 and a fixed structuring fee of $0.05 per $10.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Capped PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the Capped PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Capped PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads)

at which UBS Securities LLC or any affiliate would offer to buy or sell the Capped PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Capped PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Capped PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Capped PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of sales to EEA & UK retail investors :	The Capped PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined

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in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Capped PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Capped PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
The Capped PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Capped PLUS or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Capped PLUS or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Validity of the Capped PLUS:	In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the Capped PLUS offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Capped PLUS will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated February 24, 2021 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Capped PLUS, authentication of the Capped PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 1, 2022 filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 6-K on March 2, 2022.

This document represents a summary of the terms and conditions of the Capped PLUS. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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How the Capped PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Capped PLUS are indicated on the cover hereof):

Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Stated principal amount:	$10.00 per Capped PLUS
Leverage factor:	3.0
Hypothetical Initial Level:	3,000
Maximum Payment at Maturity:	$12.20 per Capped PLUS
Maximum Gain:	22.00%
Minimum Payment at Maturity:	None

EXAMPLE 1: The underlying index appreciates over the term of the Capped PLUS, and investors receive the stated principal amount plus the leveraged upside payment.

Final level	3,090
Underlying Return	(3,090 – 3,000) / 3,000 = 3.00%
Payment at Maturity	= lesser of (a) $10.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $10.00 + ($10.00 x Leverage Factor x Underlying Return) and (b) $10.00 + ($10.00 x Maximum Gain)
= lesser of (a) $10.00 + ($10.00 x 3.0 x 3.00%) and (b) $10.00 + ($10.00 x 22.00%)
= lesser of (a) $10.90 and (b) $12.20 = $10.90 (Payment at Maturity)

In Example 1, the final level is greater than the initial level and the underlying return is 3.00%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 3.0 times the underlying return, resulting in a payment at maturity of $10.90 per Capped PLUS (a total return of 9.00%).

EXAMPLE 2: The underlying index appreciates over the term of the Capped PLUS, and investors receive the maximum payment at maturity.

Final level	3,300
Underlying Return	(3,300 – 3,000) / 3,000 = 10.00%
Payment at Maturity	= lesser of (a) $10.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $10.00 + ($10.00 x Leverage Factor x Underlying Return) and (b) $10.00 + ($10.00 x Maximum Gain)
= lesser of (a) $10.00 + ($10.00 x 3.0 x 10.00%) and (b) $10.00 + ($10.00 x 22.00%)
= lesser of (a) $13.00 and (b) $12.20 = $12.20 (Payment at Maturity)

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In Example 2, the final level is greater than its initial level and the underlying return is 10.00%. Because the underlying return, when multiplied by the leverage factor of 3.0 is greater than the maximum gain, investors receive the maximum payment at maturity, resulting in a payment at maturity of $12.20 (a total return of 22.00%).

EXAMPLE 3: The underlying index declines over the term of the Capped PLUS, and investors receive less than the stated principal amount at maturity.

Final level	2,400
Underlying Return	(2,400 – 3,000) / 3,000 = -20.00%
Payment at Maturity	= $10.00 + ($10.00 × Underlying Return)
= $10.00 + ($10.00× -20.00%)
= $10.00 + (-$2.00)
= $8.00 (Payment at Maturity)

In Example 3, the final level is less than the initial level and the underlying return is -20.00%. Because the final level of the underlying index is less than its initial level, investors are exposed to the decline in the level of the underlying index from its initial level, resulting in a payment at maturity of $8.00 per Capped PLUS (a loss of 20.00%).

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How it works

▪	Upside Scenario. If the underlying return is positive, investors will receive the lesser of (a) the stated principal amount of $10.00 plus the leveraged upside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the Capped PLUS, an investor will realize the maximum payment at maturity at a final level of 107.33% of the initial level.
▪	If the underlying return is 3.00%, investors will receive a 9.00% return, or $10.90 per Capped PLUS.
▪	If the underlying return is 7.33%, investors will receive only the hypothetical maximum payment at maturity of $12.20 per Capped PLUS.
▪	If the underlying return is 30.00%, investors will receive only the hypothetical maximum payment at maturity of $12.20 per Capped PLUS.
▪	Par Scenario. If the underlying return is zero, investors will receive an amount equal to the $10.00 stated principal amount.
▪	If the underlying return is 0.00%, investors will receive an amount equal to the $10.00 stated principal amount.
▪	Downside Scenario. If the underlying return is negative, investors will receive an amount that is less than the $10.00 stated principal amount, if anything, resulting in a percentage loss of their initial investment that is equal to the underlying return.
▪	If the underlying return is -35.00%, investors would lose 35.00% of the stated principal amount and receive only $6.50 per Capped PLUS at maturity, or 65.00% of the stated principal amount. There is no minimum payment at maturity on the Capped PLUS and investors may lose all of their initial investment.

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Payment at Maturity

At maturity, investors will receive for each $10.00 stated principal amount of Capped PLUS that they hold an amount in cash based upon the underlying return of the underlying index on the valuation date, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10.00 + leveraged upside payment and (b) the maximum payment at maturity.

Leveraged Upside Payment
Stated Principal Amount			Stated Principal Amount		Leverage Factor		Underlying Return
$10.00	+	[	$10.00	x	3.0	x	(	Final Level – Initial Level Initial Level	)]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero:

The Stated Principal Amount of $10.00

If the underlying return is negative:

$10.00 + ($10.00 x Underlying Return)

Stated Principal Amount		Stated Principal Amount			Underlying Return
$10.00	+	[	$10.00	x	(	Final Level – Initial Level Initial Level	)]

Accordingly, if the underlying return is negative, you will lose a percentage of your stated principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Capped PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Capped PLUS.

Risks Relating to Return Characteristics

▪	The Capped PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Capped PLUS may result in a loss. The terms of the Capped PLUS differ from those of ordinary debt securities in that the Capped PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is negative, you will lose a percentage of your stated principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the Capped PLUS, and, accordingly, you could lose some, or in extreme situations, all of your initial investment.
▪	Your potential return on the Capped PLUS is limited to the maximum gain. The return potential of the Capped PLUS is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the Capped PLUS may be less than that of a hypothetical direct investment in the underlying index or the index constituent stocks.
▪	The leverage factor applies only if you hold the Capped PLUS to maturity. You should be willing to hold the Capped PLUS to maturity. If you are able to sell the Capped PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the then-current underlying return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor, subject to the potential maximum gain from UBS, only if you hold the Capped PLUS to maturity.
■	The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the Capped PLUS to maturity. If you are able to sell the Capped PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying index is equal to or greater than the initial level.
■	Owning the Capped PLUS is not the same as owning the index constituent stocks. The return on the Capped PLUS may not reflect the return you would realize if you actually owned the index constituent stocks. For example, your return on the Capped PLUS is limited to the maximum gain, while the potential return on a direct investment in the index constituent stocks would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Capped PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the Capped PLUS. In addition, as an owner of the Capped PLUS, you will not have voting rights or any other rights that a holder of the index constituent stocks would have.

Risks Relating to Characteristics of the Underlying Index

▪	Market risk. The return on the Capped PLUS, which may be positive or negative, is linked to the performance of the underlying index and indirectly linked to the value of the index constituent stocks. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the issuers of the index constituent stocks and, therefore, the underlying index. You, as an investor in the securities, should conduct your own investigation into the underlying index and index constituent stocks.
▪	There can be no assurance that the investment view implicit in the Capped PLUS will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be positive. The final level (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets

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tracked by the underlying index in general and each index constituent stock in particular, and the risk of losing some or all of your initial investment.
▪	Changes that affect the underlying index will affect the market value of your Capped PLUS. The policies of the index sponsor as specified under “Information About the Underlying Index” (the “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the levels of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Further, indices like the underlying index have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to or Benchmark Event Affecting an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (the underlying index) or the administrator (the index sponsor) or user of a benchmark (such as UBS), to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If events such as these occur and no successor index is selected, the calculation agent may determine the closing level or final level, as applicable, of the underlying index — and thus any amount payable on the Capped PLUS — in a manner it considers appropriate as described further in the accompanying product supplement under “— Discontinuance of, Adjustments to or Benchmark Event Affecting an Underlying Index; Alteration of Method of Calculation”. Any such change or event could adversely affect the market value of, and return on, the Capped PLUS.
▪	The underlying index reflects price return, not total return. The return on the Capped PLUS is based on the performance of the underlying index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on the Capped PLUS will not include such a total return feature or dividend component.
▪	The Capped PLUS are subject to small-capitalization stock risks. The Capped PLUS are subject to small-capitalization stock risk because the underlying index is comprised of index constituent stocks issued by small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the index constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
▪	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict the index sponsor’s actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the Capped PLUS offering in any way and has no obligation to consider your interest as an owner of the Capped PLUS in taking any actions that might affect the market value of, and any amount payable on, your Capped PLUS.

Estimated Value Considerations

▪	The issue price you pay for the Capped PLUS exceeds their estimated initial value. The issue price you pay for the Capped PLUS exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the Capped PLUS by reference to our internal pricing models and the estimated initial value of the Capped PLUS is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Capped PLUS incorporate certain variables, including the level of the underlying index, volatility of the underlying

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index and index constituent stocks, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the Capped PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the Capped PLUS to you. Due to these factors, the estimated initial value of the Capped PLUS as of the pricing date is less than the issue price you pay for the Capped PLUS.
▪	The estimated initial value is a theoretical price and the actual price that you may be able to sell your Capped PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Capped PLUS at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Underlying Index —Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Capped PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Capped PLUS determined by reference to our internal pricing models. The estimated initial value of the Capped PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Capped PLUS in any secondary market at any time.
▪	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Capped PLUS as of the pricing date. We may determine the economic terms of the Capped PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Capped PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Capped PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Capped PLUS.

Risks Relating to Liquidity and Secondary Market Price Considerations

▪	There may be little or no secondary market for the Capped PLUS. The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the Capped PLUS and may stop making a market at any time. If you are able to sell your Capped PLUS prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Capped PLUS will develop. The estimated initial value of the Capped PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	The price at which UBS Securities LLC and its affiliates may offer to buy the Capped PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Capped PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Capped PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the Capped PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Capped PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Capped PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Capped PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Capped PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

March 2022	Page 18

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
▪	Price of the Capped PLUS prior to maturity. The market price of the Capped PLUS will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index and index constituent stocks; any dividends paid on the index constituent stocks; the time remaining to the maturity of the Capped PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Capped PLUS.
▪	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Capped PLUS in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

▪	Potential conflict of interest. UBS and its affiliates may engage in business with the index constituent stock issuers or trading activities related to the underlying index or any index constituent stocks, which may present a conflict between the interests of UBS and you, as a holder of the Capped PLUS. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the underlying index. The calculation agent can postpone the determination of the initial level or final level (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines the economic terms of the Capped PLUS, including the maximum gain and leverage factor, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the Capped PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the Capped PLUS, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the Capped PLUS. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the Capped PLUS and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the Capped PLUS to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the Capped PLUS to you.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Capped PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Capped PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Capped PLUS and the underlying index.
▪	Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in any index constituent stock, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying index or index constituent stocks may adversely affect the level of the underlying index, the performance and, therefore, the market value of, and any amount payable on, the Capped PLUS.

Risks Relating to General Credit Characteristics

▪	Credit risk of UBS. The Capped PLUS are unsubordinated, unsecured debt obligations of UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Capped PLUS, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Capped PLUS. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Capped PLUS, you could lose all of your initial investment.

March 2022	Page 19

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
▪	The Capped PLUS are not bank deposits. An investment in the Capped PLUS carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Capped PLUS have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Capped PLUS and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Capped PLUS, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Capped PLUS. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Capped PLUS) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Capped PLUS will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Capped PLUS. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Capped PLUS, the price or value of their investment in the Capped PLUS and/or the ability of UBS to satisfy its obligations under the Capped PLUS and could lead to holders losing some or all of their investment in the Capped PLUS. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the Capped PLUS are uncertain. You should read carefully the section entitled “Tax Considerations” herein and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

March 2022	Page 20

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Information About the Underlying Index

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the index constituent stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to RTY.

Information as of market close on March 16, 2022:

Bloomberg Ticker Symbol:	RTY <Index>	52 Week High (on November 8, 2021):	2,442.742
Current Index Level:	2,030.720	52 Week Low (on January 27, 2022):	1,931.288
52 Weeks Ago (on March 16, 2021):	2,319.518

March 2022	Page 21

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for the specified period. The closing level of the underlying index on March 16, 2022 was 2,030.720. The graph below sets forth the daily closing levels of the underlying index for the period from January 1, 2012 through March 16, 2022. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the valuation date.

Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.01	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.16	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.92	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.68	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter (through March 16, 2022)	2,272.557	1,931.288	2,030.720

March 2022	Page 22

Capped PLUSSM due July 6, 2023
$1,100,450 Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

March 2022	Page 23